EXHIBIT 99.1


       PEOPLE'S LIBERATION APPOINTS ANDREA SOBEL EXECUTIVE VICE PRESIDENT
                            OF BRANDING AND LICENSING

LOS ANGELES, May 22, 2008--People's Liberation, Inc. (OTCBB:PPLB), designer of high-end casual apparel under the brand names People's Liberation(TM) and William Rast(TM), today announced that it has appointed Andrea Sobel to the position of Executive Vice President of Branding and Licensing. In this capacity, she will have responsibility for overseeing the market positioning of both of the Company's brands, as well as extending them potentially into such licensed product lines as footwear, accessories and fragrances, among others.

"Andrea Sobel's background and accomplishments position her as a very welcome new management team member," commented CFO and newly promoted President Darryn Barber. "We look forward to exciting contributions from Andrea as we expand upon the image and marketing presence of our premium denim brands."

"Both the People's Liberation(TM) and William Rast(TM) brands offer great opportunities for licensing and brand extension," commented Ms. Sobel. "Given the right strategic licensed partnerships, each of these distinctive names can enjoy enhanced brand equity in new product categories, so as to contribute optimally to the continued growth of People's Liberation Inc."

Ms. Sobel has over 15 years' experience in licensing, marketing and brand development. Since 2007, she has been Vice President, Marketing with SANRIO, where she was responsible for market development and brand positioning of that company's Hello Kitty and other character brands. Her accomplishments in this position included a co-branded cosmetics collaboration, content development and launch strategy for a Hello Kitty music album, spearheading sponsorship of an Aly & AJ summer music tour, participation in the Macy's Thanksgiving Day Parade and introduction of two new character properties into the specialty and mass channels, respectively.

Between 2004 and 2007 and between 1999 and 2002, she has also been a principal and licensing, merchandising and marketing consultant with ALS Consulting, a firm specializing in marketing and brand development. Among other distinctions, ALS handled the highly successful broadcast and new media launch for the Ashy Agency in Los Angeles, and has developed and executed global marketing strategies, brand positioning, promotional and advertising directives for a variety of apparel, beauty, manufacturing and retail clients.

Between 2002 and 2004, Ms. Sobel was Director of Licensing and Business Development for Murad, Inc. between 2002 and 2004. From 1990 to 1999, she was with Guess?, Inc. in a series of progressively responsible positions culminating with Vice President of Licensing and Product Development, 1995-1999.

Ms. Sobel has also taught marketing and branding courses as an instructor at Fashion Institute of Design and Marketing (FIDM) in Los Angeles.

She holds a Bachelor of Arts in History and Spanish from the University of California at Berkeley and an MBA from UCLA's Anderson School of Business.

ABOUT PEOPLE'S LIBERATION AND WILLIAM RAST

Los Angeles-based People's Liberation designs, markets and sells premium contemporary apparel under the brand names People's Liberation(TM) and William Rast(TM). The clothing consists of premium denim, knits, wovens and outerwear for men and women. In the United States, the company distributes its merchandise to better department stores and boutiques, including Nordstrom, Saks Fifth Avenue, Neiman Marcus, Bloomingdales, and Fred Segal. Outside the U.S., its products are sold directly and through distributors to better department stores and boutiques in Canada, Italy, Switzerland, Austria, Germany, the United Kingdom, Ireland, Greece, Cyprus, Belgium, the Netherlands, Luxembourg and Scandinavia. The company also sells merchandise on its websites www.peoplesliberation.com and www.williamrast.com.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. An example of forward looking statements in this news release include statements regarding the prospective success of the Company's and its management members' efforts in licensing and branding or growth in sales. Factors which could cause actual results to differ materially from these forward-looking statements include the company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the company's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
People's Liberation
Darryn Barber, President and CFO
213-745-2123

CCG
Sean Collins, Senior Partner
310-477-9800, ext. 202
www.ccgir.com

                                      # # #